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                                                                    EXHIBIT 3.11

                       CERTIFICATE OF LIMITED PARTNERSHIP
                       ----------------------------------

                                       OF
                                       --

                             SHELTER DISTRIBUTION, L.P.
                             --------------------------

     The undersigned person, being the General Partner of Shelter Distribution, L.P., a limited partnership being organized under the Revised Uniform Limited Partnership Act of Indiana (hereinafter referred to as the "Partnership"), hereby certifies that:


     1. The name of the Partnership is Shelter Distribution, L.P., and the affairs of the Partnership shall be conducted in such name.

     2. The address of the office of the Partnership required to be maintained under IND. CODE (S) 23-16-2-3 is as follows:

                           27217 County Road 6
                           Elkhart, Indiana 46514-0026

     3. The name and address of the Partnership's registered agent required to be maintained by IND. CODE (S) 23-16-2-3 is as follows:

                           Richard E. Summers
                           27217 County Road 6
                           Elkhart, Indiana 46514-0026

     4. The name and business address of each General Partner is as follows:

                           BPR Holdings, Inc.
                           27217 County Road 6
                           Elkhart, Indiana 46514-0026

     5. The latest date upon which the Partnership is to dissolve is December 31, 2025, unless the term is extended by written agreement of all Partners.

     6. There are no other matters the General Partner has agreed to include in this certificate.
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     IN WITNESS WHEREOF, the undersigned has executed this certificate on this
20th day of December, 1995.


                                        GENERAL PARTNER:

                                        BPR Holdings, Inc.


                                        By: /s/ LARRY D. RENBARGER
                                           -----------------------------------
                                           Larry D. Renbarger, President














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